UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2010
Spirit AeroSystems Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas	67210

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (316) 526-9000
N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Philip D. Anderson, the Interim Chief Financial Officer, Treasurer and Vice President, Investor Relations, of Spirit AeroSystems Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Spirit AeroSystems, Inc. (“Spirit”) was appointed as Senior Vice President and Chief Financial Officer of the Company and Spirit on a full time basis, effective February 12, 2010.
     Mr. Anderson, 45, has served as the Company’s and Spirit’s Treasurer and Vice President, Investor Relations since November 2006 and as Interim Chief Financial Officer since October 3, 2009. In his capacity as the Treasurer and Vice President, Investor Relations, Mr. Anderson has been responsible for the Company’s and Spirit’s capital structure, cash management, insurance, pension investments, credit office and financial communications. Prior to joining the Company, Mr. Anderson served as Director — Corporate Finance and Banking of The Boeing Company (“Boeing”), from March 2004 until October 2006, where he led capital structure strategy development and implementation, and managed credit and capital markets transactions and relationships with financial institutions and credit agencies. Prior to that, Mr. Anderson held various finance and manufacturing positions at Boeing. Mr. Anderson received his Bachelor of Arts and Master of Business Administration degrees from Wichita State University.
     Spirit entered into a new employment agreement with Mr. Anderson (the “Employment Agreement”) on February 12, 2010 and it became effective as of the same date. Under the Employment Agreement, Mr. Anderson will serve as the Senior Vice President and Chief Financial Officer of Spirit.
     The Employment Agreement provides that Mr. Anderson will receive an annual salary of $215,000, which salary may be adjusted from time to time based on Mr. Anderson’s and Spirit’s performance. Mr. Anderson will also receive a signing bonus of $35,000.
     The Employment Agreement provides that Mr. Anderson will receive awards under the Company’s Short-Term Incentive Plan (the “STIP”) and Long-Term Incentive Plan (the “LTIP”) in 2010. Mr. Anderson will receive an award under the STIP (in cash and/or Company common stock) with a value equal to 120% of his base salary, if target performance goals are reached, and up to 240% of his base salary, if outstanding performance goals are reached. If target performance goals are not reached, Mr. Anderson will only be entitled to incentive compensation (if any) otherwise provided under the STIP and Spirit policy. The actual amount payable to Mr. Anderson under the STIP will be dependent upon the achievement of performance objectives, which will be substantially the same as the objectives established under the plan for other executive officers of Spirit. Depending on performance, the actual amount payable to Mr. Anderson under the STIP may be less than, greater than or equal to the stated target bonus (and could be zero). Subject to approval of the Company’s board of directors, Mr. Anderson will receive an award under the LTIP in 2010 with a value equal to 170% of his base salary. The award under the LTIP will be subject to the terms and provisions of the LTIP and terms and conditions (including vesting conditions) established by the Company’s board of directors and compensation committee.
     Under the Employment Agreement, Mr. Anderson is entitled to participate in other employee benefit plans, policies, practices and arrangements generally made available to senior executives of Spirit.
     Mr. Anderson’s employment may be terminated at any time at the election of either Mr. Anderson or Spirit for any reason or no reason, without cause. Mr. Anderson’s employment may also be terminated by Spirit for “Cause,” which is defined as (i) a material breach of the Employment Agreement by Mr. Anderson or his acts involving moral turpitude, including fraud, dishonesty, disclosure of confidential information, or the commission of a felony, or direct and deliberate acts constituting a material breach of Mr. Anderson’s duty of loyalty to Spirit, (ii) Mr. Anderson willfully or continuously refusing to perform the material duties reasonably assigned to him by Spirit that are consistent with the provisions of the Employment Agreement and not resulting from a Disability (as defined in the Employment Agreement) or (iii) Mr. Anderson’s inability to obtain and maintain appropriate United States security clearances.
     If Mr. Anderson’s employment is terminated by him or by Spirit for Cause, Spirit will pay Mr. Anderson his compensation only through the last day of his employment, and, except as may otherwise be expressly provided in any Company benefit plan, Spirit will have no further obligation to Mr. Anderson.
     In the event that Mr. Anderson’s employment is terminated by Spirit before the expiration of two years after the Employment Agreement becomes effective, for any reason other than Cause, and for so long as Mr. Anderson is not in breach of his non-compete, non-solicitation and confidentiality obligations (described below), he will be entitled to termination benefits, pursuant to which Spirit will (i) continue to pay Mr. Anderson an amount equal to his base salary in effect immediately before termination of his employment for a period of 12 months and (ii) pay the costs of COBRA medical and dental benefits coverage which are offered to Mr. Anderson after termination for a period of 12 months. Except as may otherwise be expressly provided in any Company benefit plan, Spirit will have no further obligation to Mr. Anderson.
     The Employment Agreement contains covenants for the benefit of Spirit relating to non-competition during and for two years subsequent to the term of Mr. Anderson’s employment, non-solicitation of Spirit employees for two years following termination of Mr. Anderson’s employment and protection of Spirit’s confidential information.

     The preceding discussion of the Employment Agreement is qualified in its entirety by the complete text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Employment Agreement, dated as of February 12, 2010, between Spirit AeroSystems Holdings, Inc. and Philip D. Anderson.*

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.
Date: February 17, 2010	/s/ Jonathan A. Greenberg
Jonathan A. Greenberg
Senior Vice President, General Counsel and Secretary

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